EXHIBIT 1
                                                                       ---------

                               Kurt H. Wulff, CFA
                                McDep Associates
                               399 Chestnut Street
                             Needham, MA 02492-2478

                                                                  (781) 444-0621
                                                             Fax: (781) 449-7735
                                                                  kurt@mcdep.com
                                                                   www.mcdep.com


July 2, 2002


Bank One, N.A.                                              VIA FAX 817-884-4560
420 Throckmorton Street                                     --------------------
3rd Floor
Fort Worth, Texas 76102

         RE:      SAN JUAN BASIN ROYALTY TRUST

Ladies and Gentlemen:

This letter is directed to you in your capacity as Trustee of the San Juan Basin Royalty Trust. We are in receipt of notice of your intention to resign. Under the provisions of Section 6.05 of the San Juan Basin Royalty Trust Indenture dated as of November 1, 1980, we nominate TexasBank to serve as successor.

The undersigned own Units substantially in excess of the 15% required to nominate. We believe that a qualified independent bank presents reduced risk of conflict of interest as opposed to a large national organization. We also expect TexasBank to provide continuity in administration.

Sincerely,

McDep Associates

By: /S/ KURT H. WULFF
   --------------------
   Kurt H. Wulff

The following concur in the nomination of TexasBank:

Alpine Capital, L.P.                         Keystone, Inc.

By Algenpar, Inc., General Partner

By:/S/ KEVIN G. LEVY                         By: /S/ KEVIN G. LEVY
   -------------------------------               -------------------------------
   Kevin G. Levy, Vice President                 Kevin G. Levy, Vice President


Spears, Grisanti & Brown LLC                 Inland Associates Inc.

By:/S/ WILLIAM G. SPEARS                     By: /S/ DAVID STARK
   --------------------------------              -------------------------------
   William G. Spears                             David Starks, President